Report of Independent Registered Public Accounting Firm on Schedules

The Board of Directors and Stockholder

Principal Life Insurance Company

We have audited the consolidated financial statements of Principal Life Insurance Company
(the Company) as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, and have issued our report thereon dated March 14, 2012. Our audits also included the financial statement schedules listed in Item 24(a)(3) of the Registration Statement of this Form N-4. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in response to new accounting standards, the Company changed its methods of accounting for credit derivatives embedded in beneficial interests in securitized financial assets effective July 1, 2010; for variable interest entities effective January 1, 2010; and for other-than-temporary impairments on debt securities and for the treatment of noncontrolling interests effective January 1, 2009.

/s/Ernst & Young LLP

Des Moines, Iowa

March 14, 2012

Principal Life Insurance Company
Schedule I - Summary of Investments - Other than Investments in Related Parties
As of December 31, 2011

Type of investment	Cost	Value	Amount at Which Shown in the Statement of Financial Position
	(In Millions)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 722.3	$ 753.1	$ 753.1
States, municipalities and political subdivisions	2,670.0	2,882.7	2,882.7
Non-U.S governments	580.7	676.2	676.2
Public utilities	3,940.8	4,316.4	4,316.4
Convertibles and bonds with warrants attached	-	-	-
Redeemable preferred	91.3	89.0	89.0
All other corporate bonds	25,405.1	26,521.5	26,521.5
Residential mortgage-backed securities	3,130.8	3,315.7	3,315.7
Commercial mortgage-backed securities	3,894.3	3,413.7	3,413.7
Collaterialized debt obligations	399.7	338.8	338.8
Other debt obligations	3,606.9	3,570.2	3,570.2
Total fixed maturities, available for sale	44,441.9	45,877.3	45,877.3

Fixed maturities, trading	511.5	511.5	511.5

Equity securities, available-for-sale
Common stocks:
Banks, trust and insurance companies	-	-	-
Public utilities	-	-	-
Industrial, miscellaneous and all other	3.8	3.3	3.3
Non-redeemable preferred stock	69.0	70.2	70.2
Total equity securities, available-for-sale	72.8	73.5	73.5

Equity securities, trading	312.8	312.8	312.8

Mortgage loans	10,232.9	XXXX	10,132.0

Real estate, net:
Real estate acquired in satisfaction of debt	220.6	XXXX	220.6
Other real estate	863.3	XXXX	863.3

Policy loans	859.2	XXXX	859.2
Other investments	1,767.0	XXXX	1,764.5

Total investments	$ 59,282.0	XXXX	$ 60,614.7

Principal Life Insurance Company
Schedule III - Supplementary Insurance Information
As of December 31, 2011 and 2010 and for each of the years ended December 31, 2011, 2010 and 2009

							Amortization
	Deferred	Future	Contractholder			Benefits,	of Deferred
	Policy	Policy	and other		Net	claims and	Policy	Other
	Acquisition	Benefits	policyholder	Premium	investment	settlement	Acquisition	operating
	Costs	and claims	funds	revenue	income	expenses	Costs	expenses
	(in millions)
December 31, 2011
Retirement and Investor Services	$ 1,276.0	$ 8,563.1	$ 33,268.9	$ 390.4	$ 2,182.3	$ 1,933.3	$ 222.1	$ 757.6
Principal Global Investors	-	-	-	-	14.6	-	-	396.8
U.S. Insurance Solutions	1,758.5	7,718.8	4,596.3	1,724.0	669.3	1,562.6	319.6	567.4
Corporate	-	68.7	(260.0)	512.1	51.8	376.5	-	169.9
Principal Life Insurance Company	$ 3,034.5	$ 16,350.6	$ 37,605.2	$ 2,626.5	$ 2,918.0	$ 3,872.4	$ 541.7	$ 1,891.7

December 31, 2010
Retirement and Investor Services	$ 1,321.1	$ 8,299.5	$ 33,448.4	$ 332.2	$ 2,366.1	$ 2,122.8	$ 192.2	$ 708.9
Principal Global Investors	-	-	-	-	13.1	-	-	353.7
U.S. Insurance Solutions	1,937.7	7,577.3	4,437.4	1,685.7	649.7	1,734.3	9.4	539.5
Corporate	-	191.3	(223.8)	1,282.4	56.9	983.5	-	365.7
Principal Life Insurance Company	$ 3,258.8	$ 16,068.1	$ 37,662.0	$ 3,300.3	$ 3,085.8	$ 4,840.6	$ 201.6	$ 1,967.8

December 31, 2009
Retirement and Investor Services				$ 247.2	$ 2,490.7	$ 2,185.1	$ 54.0	$ 693.6
Principal Global Investors				-	9.4	-	-	336.3
U.S. Insurance Solutions				1,776.6	620.3	1,644.9	39.9	543.6
Corporate				1,487.7	67.8	1,175.9	-	307.7
Principal Life Insurance Company				$ 3,511.5	$ 3,188.2	$ 5,005.9	$ 93.9	$ 1,881.2

Principal Life Insurance Company
Schedule IV - Reinsurance
As of December 31, 2011, 2010 and 2009 and for each of the years then ended

	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of amount Assumed to Net
	(in millions)
December 31, 2011
Life insurance inforce	$ 255,618.9	$ 94,096.0	$ 1,814.9	$ 163,337.8	1.1%

Premiums:
Life insurance	$ 1,227.9	$ 160.1	$ 3.0	$ 1,070.8	0.3%
Accident and health insurance	1,714.9	159.2	-	1,555.7	0.0%
Total	$ 2,942.8	$ 319.3	$ 3.0	$ 2,626.5	0.1%

December 31, 2010
Life insurance inforce	$ 240,532.3	$ 83,494.0	$ 2,051.9	$ 159,090.2	1.3%

Premiums:
Life insurance	$ 1,182.2	$ 145.6	$ 3.5	$ 1,040.1	0.3%
Accident and health insurance	2,421.8	161.6	-	2,260.2	0.0%
Total	$ 3,604.0	$ 307.2	$ 3.5	$ 3,300.3	0.1%

December 31, 2009
Life insurance inforce	$ 235,972.9	$ 75,627.7	$ 2,328.2	$ 162,673.4	1.4%

Premiums:
Life insurance	$ 1,149.9	$ 139.9	$ 5.2	$ 1,015.2	0.5%
Accident and health insurance	2,658.0	161.7	-	2,496.3	0.0%
Total	$ 3,807.9	$ 301.6	$ 5.2	$ 3,511.5	0.1%